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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              IKONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               IKONICS CORPORATION
                                4832 GRAND AVENUE
                             DULUTH, MINNESOTA 55807
                                 (218) 628-2217

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 26, 2007.

     The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.

                                        Sincerely,


                                        /s/ William C. Ulland
                                        ----------------------------------------
                                        William C. Ulland
                                        Chairman of the Board

March 23, 2007

                               IKONICS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2007

     The Annual Meeting of Shareholders of IKONICS Corporation will be held at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 26, 2007 for the following purposes:

     1.   To elect six directors for a one-year term.

     2. To ratify the selection of McGladrey & Pullen, LLP as IKONICS Corporation's independent registered public accounting firm for the year ending December 31, 2007.

     3. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed March 8, 2007 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE AS QUICKLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                        By Order of the Board of Directors,


                                        /s/ Jon Gerlach
                                        ----------------------------------------
                                        Jon Gerlach
                                        Secretary

Duluth, Minnesota
March 23, 2007

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of IKONICS Corporation, a Minnesota corporation ("IKONICS" or the "Company"), for use in connection with the Annual Meeting of Shareholders to be held on April 26, 2007 at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, and at any adjournments thereof. Only shareholders of record at the close of business on March 8, 2007 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

     The address of the principal executive office of the Company is 4832 Grand Avenue, Duluth, Minnesota 55807 and the telephone number is (612) 628-2217. The mailing of this Proxy Statement and the Board of Directors' form of proxy to shareholders will commence on or about March 23, 2007.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, regular or electronic mail, or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     The Common Stock of the Company, par value $.10 per share, is the only authorized and issued voting security of the Company. At the close of business on March 8, 2007 there were 2,013,036 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

     A plurality of the votes cast is required for election of the director nominees listed under "Election of Directors" in this Proxy Statement. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to ratify the selection of the Company's independent registered public accounting firm. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting and is in effect a negative vote with respect to the proposal relating to ratification of the Company's independent registered public accounting firm. However, a shareholder (including a broker) who does not give authority to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on such proposal.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of February 28, 2007, the number of shares of Common Stock beneficially owned by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director, and by all officers and directors as a group. All persons have sole voting and dispositive power over such shares unless otherwise indicated.

                                            NUMBER     PERCENTAGE OF
                                              OF        OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)     SHARES         SHARES
---------------------------------------    -------     -------------
Directors and executive officers:
   William C. Ulland                       234,825(2)      11.57%
   Charles H. Andresen                      26,289(3)       1.30
   Gerald W. Simonson                      112,973(4)       5.59
   David O. Harris                          89,592(5)       4.43
   Rondi Erickson                           11,513(6)          *
   Leigh Severance                         175,079(7)       8.66
   Claude P. Piguet                         21,675(8)       1.07
   Jon Gerlach                              11,250(9)          *
   Toshifumi Komatsu                         5,742(10)         *
   Robert D. Banks                           7,950(11)         *
   All directors and executive officers
      (11 persons, including those named
      above)                               698,886(12)     33.66
Additional Beneficial Owners > 5%
   Joseph R. Nerges                        207,236(13)     10.27

----------
*    Less than one percent.

(1) The address for each of the persons listed below is 4832 Grand Avenue, Duluth, Minnesota 55807, except for Mr. Nerges, whose address is 1726 Bundy Street, Scranton, Pennsylvania 18508.

(2) Includes options to purchase 12,000 shares of Common Stock exercisable within 60 days of February 28, 2007.

(3) Includes options to purchase 2,175 shares of Common Stock exercisable within 60 days of February 28, 2007.

(4) Includes options to purchase 4,350 shares of Common Stock exercisable within 60 days of February 28, 2007.

(5) Includes options to purchase 4,350 shares of Common Stock exercisable within 60 days of February 28, 2007.

(6) Includes options to purchase 4,350 shares of Common Stock exercisable within 60 days of February 28, 2007.

(7) Includes options to purchase 4,350 shares of Common Stock exercisable within 60 days of February 28, 2007.

(8) Includes options to purchase 6,000 shares of Common Stock exercisable within 60 days of February 28, 2007.

(9) Includes options to purchase 11,250 shares of Common Stock exercisable within 60 days of February 28, 2007.

(10) Includes options to purchase 5,000 shares of Common Stock exercisable within 60 days of February 28, 2007.

(11) Includes options to purchase 3,000 shares of Common Stock exercisable within 60 days of February 28, 2007.

(12) Includes options to purchase 60,969 shares of Common Stock exercisable within 60 days of February 28, 2007.

(13) Based solely on information contained in filings made by Mr. Nerges with the Securities and Exchange Commission on or prior to February 28, 2007.

                              ELECTION OF DIRECTORS

     The business of the Company is managed under the direction of a Board of Directors, with the number of directors fixed from time to time by the Board of Directors. The Board of Directors has fixed at six the number of directors to be elected to the Board at the 2007 Annual Meeting of Shareholders and has nominated the six persons named below for election as directors, each to serve for a one-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the six nominees named below.

     Each of the nominees is a current director of the Company and each has indicated a willingness to serve as a director for the one-year term. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     All nominees for director, except for Mr. Ulland, meet the independence requirements of The Nasdaq Stock Market, the stock exchange on which the Company's shares trade.

     Following is certain information regarding the nominees for the office of director:

     William C. Ulland, age 66

     Mr. Ulland is Chairman, President and Chief Executive Officer of the Company. He was named IKONICS' Chief Executive Officer in February of 2000 and President in December of 2000. He has been a member of the Company's Board of Directors since 1972 and has served as its Chairman since 1976. Mr. Ulland earned a degree in Geophysical Engineering from the Colorado School of Mines in 1963 and a Master of Science degree in Industrial Administration from Purdue University in 1965. Prior to becoming the Company's Chief Executive Officer, he was involved in mineral development and evaluation as Managing Partner of the American Shield Company and President of Geomines Inc.

     Charles H. Andresen, age 66

     Mr. Andresen was elected as a director of the Company in 1979. Mr. Andresen has been a shareholder in the law firm of Andresen & Butterworth, P.A., in Duluth, Minnesota for the past three years. Prior to being a shareholder in Andresen & Butterworth, P.A., Mr. Andresen was a shareholder in the law firm of Andresen, Haag, Paciotti, & Butterworth, P.A. in Duluth, Minnesota.

     Gerald W. Simonson, age 76

     Mr. Simonson was elected as a director of the Company in 1978. He has been the President of Omnetics Connector Corporation, a manufacturer of microminiature connectors for the electronics industry located in Minneapolis, Minnesota, for more than the past five years.

     David O. Harris, age 72

     Mr. Harris was elected a director of the Company in 1965. He has been President of David O. Harris, Inc., a manufacturer's representative firm in Minneapolis, Minnesota, for more than the past five years.

     Rondi Erickson, age 59

     Ms. Erickson was elected as a director of the Company in 2000. She is the co-owner of Nokomis Restaurant & Bar in Duluth, Minnesota. From October 1999 to February 2006, she was the Chief Executive Officer and a director of Apprise Technologies Inc., a company that develops and sells optical and electronic-based sensor technologies. Prior to joining Apprise, in 1995, Ms. Erickson founded American Science Corporation, a registered FDA manufacturing establishment that provided contract manufacturing and research and development support for a dental pharmaceutical company. Prior to founding American Science, Ms. Erickson founded Bay West, Inc., an environmental services firm, in 1974 and served as its Chief Executive Officer.

     H. Leigh Severance, age 67

     Mr. Severance was elected as a director of the Company in 2000. Mr. Severance has over forty years investment experience as a portfolio manager and security analyst with advisory organizations and a mutual fund, including his own firm, Severance Capital Management, which was founded in 1984 to specialize in micro and small capitalization companies and quantitative portfolio management strategies. He also co-founded Jefferson Capital Management, a large capitalization quantitative investment management company. Prior to 1984, Mr. Severance was a portfolio manager with Cambiar Investors, H.L.Severance, Inc., Founders Asset Management, and J.M. Hartwell & Company. Mr. Severance received a Masters in Business Administration from the University of Chicago in 1963. He also serves on the Board of Directors of Lifeline Therapeutics, Inc. and two private companies.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met five times during fiscal 2006. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served held during the periods for which they served as a director. The Company currently has an Audit Committee and a Compensation Committee.

     The Board does not have a Nominating Committee, or any committee performing such function. The Board believes that it is appropriate not to have such a committee because of the role of all of the independent directors in evaluating nominations of director candidates, and in light of the policy adopted by the Board regarding nomination of director candidates. Each independent director participates in the consideration of director nominees.

     The following is a description of the functions performed by each of the
Committees:

Audit Committee

     The Company's Audit Committee presently consists of Messrs. Simonson (Chairman), Andresen, Harris, Severance and Ms. Erickson. All of the members of the Audit Committee are "independent" as that term is defined in the applicable listing standards of The Nasdaq Stock Market. In addition, the Board of Directors has determined that Mr. Simonson is an "audit committee financial expert" as defined by applicable regulations of the Securities and Exchange Commission. The Audit Committee provides assistance to the Board of Directors in fulfilling their duties relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company's financial reports. Among other things, the Audit Committee selects and appoints the Company's independent registered public accounting firm, meets with the independent registered public accounting firm and financial management to review the scope of the audit and the audit procedures and reviews annually the responsibilities of the Audit Committee and recommends to the Board of Directors any changes to these responsibilities. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company's Board of Directors on February 23, 2004. A copy the Audit Committee Charter was included as Exhibit A to the Proxy Statement for the 2007 Annual Meeting of Shareholders. The Audit Committee met four times during fiscal 2006.

Compensation Committee

     The Company's Compensation Committee presently consists of Messrs. Andresen (Chairman), Simonson, Harris, and Severance. All of the members of the Compensation Committee are "independent" as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The Compensation Committee annually reviews and acts upon a compensation package for the Chief Executive Officer and the Company's other executive officers, and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the IKONICS Corporation 1995 Stock Incentive Plan. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, adopted by the Company's Board of Directors on February 23, 2004. Pursuant to the Compensation Committee Charter, the Committee has authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided that the subcommittees are composed entirely of independent directors. A copy of the Compensation Committee Charter was included as Exhibit B to the Proxy Statement for the 2007 Annual Meeting of Shareholders. The Compensation Committee met three times during fiscal 2006.

Director Compensation

     Each non-employee director of the Company receives a quarterly retainer of $1,500, plus per meeting fees of $1,000 for each meeting of the Board of Directors attended in person, $450 for each meeting of the Board of Directors attended by telephone, $450 for each committee meeting attended in person and $200 for each committee meeting attended by telephone. From time to time, the Company's non-employee directors have been awarded options to purchase the Company's Common Stock under the 1995 Stock Incentive Plan and Mr. Ulland has been awarded stock options under such plan in connection with his position as Chairman of the Board of Directors. No such grants of stock options have been made since 2003. The following table sets forth the total compensation paid to each director for fiscal 2006.

                              DIRECTOR COMPENSATION


        NAME          FEES EARNED OR PAID IN CASH    TOTAL
        ----          ---------------------------   -------
Charles H. Andresen             $10,450             $10,450
Gerald W. Simonson              $10,450             $10,450
David O. Harris                 $10,450             $10,450
Rondi Erickson                  $10,450             $10,450
H. Leigh Severance               $8,900             $ 8,900

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS AND DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

     The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board of Directors or specified individual directors by addressing their communication to Chief Financial Officer, IKONICS Corporation, 4832 Grand Avenue, Duluth, Minnesota 55807, by U.S. mail. The communications will be collected by the Chief Financial Officer and delivered, in the form received, to the Board or, if so addressed, to a specified director.

     The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's Annual Meetings of Shareholders. The Company has always encouraged its directors to attend its annual meeting of shareholders and expects to continue this policy. In 2006, five Company directors attended the Company's Annual Meeting of Shareholders.

PROCEDURES REGARDING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

     Nominations of director candidates are made by all of the independent directors, and the Board has adopted a policy that contemplates shareholders recommending director candidates. The independent directors are responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of the Company. The independent directors will review all nominees for director and select those nominees whose attributes they believe would be most beneficial to the Company. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board.

     The independent directors will consider director candidates recommended by shareholders in the same manner that they consider all director candidates. Director candidates must meet certain minimum qualifications established by the independent directors from time to time, and the independent directors will assess the various director traits discussed above. Shareholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary of IKONICS Corporation, at 4832 Grand Avenue, Duluth, Minnesota 55807, stating in detail the candidate's qualifications for consideration by the independent directors.

                          REPORT OF THE AUDIT COMMITTEE

     The role of the Company's Audit Committee, which is composed of five independent non-employee directors, is one of oversight of the Company's management and the Company's outside auditors in regard to the Company's financial reporting and the Company's controls with respect to accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent registered public accounting firm.

     At the Annual Meeting of Shareholders of IKONICS Corporation on April 27, 2006, the shareholders ratified the selection of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm as proposed by the Audit Committee and full Board of Directors. The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2006 with the Company's management; (ii) discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec.
380); (iii) received the written disclosures and the letter from the Company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent registered public accounting firm the independent registered public accounting firm's independence.

     Based on the review and discussions with management and the Company's independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE
                                        Gerald W. Simonson, Chairman
                                        Charles H. Andresen
                                        David O. Harris
                                        Rondi Erickson
                                        Leigh Severance

PRINCIPAL ACCOUNTING FIRM FEES

     The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for 2006, and fees billed for other services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc.

                       2006      2005
                     -------   -------
Audit Fees(1)        $65,500   $59,500
Audit-Related Fees     7,400     5,050
Tax Fees(2)           20,180    21,122
All Other Fees             0         0
                     -------   -------
Total                $93,080   $85,672
                     =======   =======

----------
(1) Audit Fees in 2006 and 2005 consist of fees for professional services rendered for the audit of the Company's financial statements and review of financial statements included in the Company's quarterly reports and fees for professional services rendered relative to the filing of a Registration Statement on Form S-8 to register additional shares of stock under the Company's 1995 Stock Incentive Plan and accounting assistance throughout the year.

(2) Tax Fees consist of compliance fees for the preparation of original and amended tax returns. In addition, 2006 and 2005 tax fees include $9,300 and $9,300, respectively, of tax consulting related to state and local tax issues.

     The Audit Committee's current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and, on a case-by-case basis, all permitted non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis.

                               EXECUTIVE OFFICERS

     Following is certain information regarding the current executive officers of the Company other than William C. Ulland:

     Claude P. Piguet, age 49

     Mr. Piguet was named Executive Vice President on December 19, 2000. Previously, he was the Company's Vice President of Operations beginning in May 1994. He was the Company's Director of Operations from January 1992 to May 1994. Mr. Piguet joined the Company in 1990 and holds a diploma of Engineer ETS/HTL from the Ecole D'Ingenieurs de l'Etat de Vaud in Switzerland.

     Jon Gerlach, age 40

     Mr. Gerlach was named Chief Financial Officer on August 5, 2003. Previously he served as the Finance Manager for Sappi Limited - Cloquet. Prior to working for Sappi, Mr. Gerlach served in various positions with Potlatch's Minnesota Pulp and Paper Division from 1994 to 2002. His most recent position at Potlatch was the Division Manager of Business Planning. Mr. Gerlach has also worked as a Financial Analyst with Maurices Incorporated and with Ernst & Young LLP in their audit department. Mr. Gerlach earned a Masters in Business Administration from the University of Minnesota - Duluth in 2001 and a Bachelors in Accounting from St. John's University in 1989.

     Toshifumi Komatsu, age 52

     Mr. Komatsu has been the Company's Vice President of Technology since September 1993. Previously, he served as the Company's Director of Research and Development for two years. Mr. Komatsu has been with the Company's Research and Development Department for over 15 years. His prior experience includes positions in research and development at Alberta Gas Chemicals, a manufacturer of organic acids. He received a B.S. in Chemistry and Mathematics from the College of Saint Scholastica in 1980.

     Robert D. Banks, Jr., age 55

     Mr. Banks has been the Company's Vice President of International Sales since February 1997. Previously, he was the Company's Director of International Sales and Marketing from 1989 to 1997. His prior experience includes positions with Marshall and Ilsley Bank, H & H Exports and the Boy Scouts of America. He received a B.A. in both Economics and Environmental Studies from Northland College in 1976.

     Parnell Thill, age 42

     Mr. Thill has been the Company's Vice President of Marketing since January 2005. Previously, he served as the Company's Marketing Director beginning in 2001. Prior to joining IKONICS, Mr. Thill worked as a marketing executive at The Stanley Works in the Industrial Tools Division. Mr. Thill earned a Masters in Business Administration from St. Thomas University in 2001, a Bachelors in Education from the University of Minnesota - Duluth in 1991, and a Bachelors in English from St. John's University in 1987.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation for the fiscal years ended December 31, 2006, provided to the Chief Executive Officer and the four other most highly compensated executive officers who received remuneration exceeding $100,000 during fiscal 2006 (the "Named Executive Officers").

                                                    NON-EQUITY
                                                  INCENTIVE PLAN     ALL OTHER
                                        SALARY     COMPENSATION    COMPENSATION     TOTAL
NAME AND PRINCIPAL POSITION     YEAR      ($)           ($)             ($)          ($)
---------------------------     ----   --------   --------------   ------------   ---------
William C. Ulland               2006   $180,000       $22,370         $10,119     $212,489
   Chairman, President and
   Chief Executive Officer

Claude P. Piguet                2006   $113,000       $14,913         $ 6,396     $134,309
   Executive Vice
   President

Jon Gerlach                     2006   $102,000       $ 7,457         $ 5,473     $114,930
   Chief Financial Officer
   and Vice President Finance

Toshifumi Komatsu               2006   $101,000       $ 7,457         $ 5,423     $113,880
   Vice President
   Technology

Robert D. Banks                 2006   $101,000       $ 7,457         $ 5,423     $113,880
   Vice President
   International Sales

     The Company has not entered into employment agreements with any of the Named Executive Officers. The amounts portrayed in the table above under "All Other Compensation" represent the Company's contribution to its salary deferral plan adopted under Section 401(k) of the Internal Revenue Code. The Company's executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, the Company will contribute to each participant 5% of the participant's compensation into the 401(k) plan. All of the Named Executive Officers participated in the 401(k) plan during fiscal 2006 and received contributions.

     Amounts shown in the "Non-Equity Incentive Plan Compensation" column represent payments pursuant to the Company's bonus program for fiscal 2006. Under the program, executive officers were eligible to receive cash bonuses equal to a percentage of the fiscal 2006 bonus pool. The fiscal 2006 bonus pool was set at 10% of the amount by which net income before income taxes (as adjusted for unusual items of income or expense) ("EBT") for fiscal 2006 exceeded the EBT target. Mr. Ulland was eligible to receive a bonus equal to 30% of the pool, and Mr. Piguet, the Company's Executive Vice President, was eligible to receive a bonus equal to 20% of the pool. Each of the

Company's other executive officers was eligible to receive bonuses equal to 10% of the pool. The Committee did not allocate 10% of the pool.

     The Company did not make any grants of stock options to the Named Executive Officers during fiscal 2006.

                            OUTSTANDING EQUITY AWARDS
                               AT FISCAL YEAR-END

     The purpose of the following table is to provide information concerning unexercised options and equity incentive plan awards outstanding as of the end of fiscal 2006 for each Named Executive Officer.

                                                        OPTION AWARDS
                    ----------------------------------------------------------------------------
                     NUMBER OF SECURITIES
                    UNDERLYING UNEXERCISED
       NAME         OPTIONS (#) EXERCISABLE   OPTION EXERCISE PRICE ($)   OPTION EXPIRATION DATE
       ----         -----------------------   -------------------------   ----------------------
William C. Ulland            6,000                      $2.29                    6/3/2007
                             6,000                       2.93                    4/24/2008

Claude P. Piguet             3,000                      $2.08                    6/3/2007
                             3,000                       2.67                    4/24/2008

Jon Gerlach                 11,250                      $3.36                    8/5/2008

Toshifumi Komatsu            2,000                      $2.08                    6/3/2007
                             3,000                       2.67                    4/24/2008

Robert D. Banks              3,000                      $2.08                    6/3/2007

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to the Company's Common Stock that may be issued under its 1995 Stock Incentive Plan as of December 31, 2006. The 1995 Stock Incentive Plan is the only equity compensation plan of the Company in existence as of December 31, 2006 and has been approved by the Company's shareholders.

                                                                                         NUMBER OF SECURITIES REMAINING
                            NUMBER OF SECURITIES TO BE                                   AVAILABLE FOR FUTURE ISSUANCE
                              ISSUED UPON EXERCISE OF      WEIGHTED-AVERAGE EXERCISE    UNDER EQUITY COMPENSATION PLANS
                               OUTSTANDING OPTIONS,          PRICE OF OUTSTANDING       (EXCLUDING SECURITIES REFLECTED
      PLAN CATEGORY             WARRANTS AND RIGHTS      OPTIONS, WARRANTS AND RIGHTS             IN COLUMN 1)
      -------------         --------------------------   ----------------------------   -------------------------------
Equity compensation plans
approved by shareholders              88,222                         $3.33                           55,673

Equity compensation plans
not approved by
shareholders                              --                            --                               --
                                      ------                         -----                           ------
Total                                 88,222                         $3.33                           55,673
                                      ======                         =====                           ======


                      EMPLOYMENT CONTRACTS; TERMINATION OF
                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company does not have any employment or non-competition agreements with any members of its executive management team, but has entered into confidentiality and non-solicitation agreements with such persons. Such agreements provide that the executive will not solicit any other employee of the Company to leave the Company during the executive's employment with the Company and for one year following such employment, will not compete with the Company during the executive's employment and will protect the proprietary information of the Company during and following such executive's employment.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock file initial reports of ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company's knowledge based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 2006 and on written representations from the Company's directors and executive officers, all required reports were filed on a timely basis during fiscal 2006.

                          RATIFICATION OF SELECTION OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected McGladrey & Pullen, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007. It is the judgment of the Audit Committee that McGladrey & Pullen, LLP has and will conduct its affairs in an appropriate manner and warranted selection as the Company's independent registered public accounting firm. While it is not required to do so, the Board of Directors is submitting the selection of McGladrey & Pullen, LLP for ratification in order to ascertain the views of the Company's shareholders on this selection. If the selection is not ratified, the Audit Committee will reconsider its selection.

     A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                               ADDITIONAL MATTERS

     The Annual Report of the Company for the year ended December 31, 2006, including financial statements, is being mailed with this Proxy Statement.

     Shareholder proposals intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than December 1, 2007 for inclusion in the Proxy Statement for that meeting. Any other shareholder proposal must be received by the Company at its principal executive office no later than January 31, 2008 in order to be presented at the 2008 Annual Meeting of Shareholders.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                        By Order of the Board of Directors,


                                        /s/ Jon Gerlach
                                        ----------------------------------------
                                        Jon Gerlach
                                        Secretary

Dated: March 23, 2007

                                                                       EXHIBIT A

                               IKONICS CORPORATION

                             AUDIT COMMITTEE CHARTER
                            (AS OF FEBRUARY 23, 2004)

PURPOSE

     There shall be an Audit Committee of the Board of Directors (the "Board") of IKONICS Corporation (the "Company").

     The Audit Committee's purpose is to oversee accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee also has oversight of the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor.

ORGANIZATION

     The Audit Committee shall consist of at least three directors. The members of the Audit Committee and the Chair of the Audit Committee shall be appointed by the Board. Each director appointed to the Audit Committee shall:

     1. satisfy the requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") rules relating to Audit Committee members, including (a) the applicable independence requirements in effect from time to time, (b) the requirement that Audit Committee members not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and (c) the requirement that the Audit Committee members be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement; and

     2. satisfy, as applicable, the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC").

     At least one member of the Audit Committee must have accounting or financial management expertise as required by the Nasdaq rules. In addition, the Audit Committee shall endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an "audit committee financial expert" as defined by the SEC.

     Compliance with the foregoing requirements shall be determined by the Board in its business judgment and in accordance with applicable rules, regulations and standards in effect from time to time.

RESPONSIBILITIES

     The Audit Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that auditing, or conducting reviews of, those financial statements and other financial information is the responsibility of the Company's independent auditor. The Audit Committee's responsibility is to oversee the management and the outside auditors in regard to the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

     The Company's management, and its independent auditor, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than members of the Audit Committee. Consequently, the Audit Committee is not responsible for providing any expert or special assurance as to the Company's financial statements and other financial information or any professional certification as to the independent auditor's work, including without limitation its reports on and reviews of the Company's financial statements and other financial information.

Oversight of Independent Auditor

     1. The Audit Committee shall be directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole authority to approve all audit engagement fees and terms and any non-audit engagements of the independent auditor, subject to the Audit Committee's right to delegate such authority as provided below and to the provisions of any policy regarding pre-approval of services established by the Audit Committee as provided below. The independent auditor shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

     2. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7) of Regulation S-X. The Audit Committee may delegate authority to one or more members of the Audit Committee, who are independent directors, the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such member(s) shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may establish policies and procedures regarding the engagement of the independent auditor to render services to the Company, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and the pre-approval policies and procedures do not include the delegation of the Audit Committee responsibilities to management. If pre-approval policies and procedures are adopted, the Company may engage the independent auditor to perform services consistent with the policies and procedures. When pre-approving non-audit services, the Audit

Committee should consider whether the provision of the non-audit services by the independent auditor is compatible with maintaining the independent auditor's independence.

Authority to Engage Independent Advisors

The Audit Committee shall have the authority to retain independent counsel and other legal, accounting or other advisors as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

Other Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate or to the extent required by the Exchange Act, the rules and regulations of the SEC or the rules of the Nasdaq, shall:

     1. Responsibility for Financial Statement and Disclosure Matters

     (a) Review and discuss with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     (b) Review the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements. The review and discussion should include any matters identified by the independent auditor pursuant to Statement on Auditing Standards No. 71 regarding the Company's interim financial statements.

     (c) Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     (d) Review and discuss any quarterly reports from the independent auditor on:

          (i)  all critical accounting policies and practices to be used,

          (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

          (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     (e) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     (f) Review and consider the matters required to be discussed by Statement on Auditing Standards No. 61 with the independent auditor and management relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     (g) Receive information from the Company's management about any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

     2. Oversight of the Company's Relationship with the Independent Auditor

     (a) Review and evaluate the lead partner of the independent audit team.

     (b) Obtain and review a report from the independent auditor at least annually regarding:

          (i)  the independent auditor's internal quality-control procedures,

          (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

          (iii) any steps taken to deal with any such issues, and

          (iv) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

Actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. Present its conclusions with respect to the independent auditor to the Board.

     (c) Ensure the rotation of the audit partner, lead partner and concurring partner of the independent auditor as required by law.

     (d) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company in order to ensure the independence of the independent auditor under the SEC rules.

     (e) Confirm that none of the audit partners earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit, review or attest services.

     (f) Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

     (g) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

     3. Oversight of the Company's Internal Audit Function

     (a) Review the appointment and replacement of the senior internal auditing executive, if any.

     (b) Review the significant reports to management prepared by the internal auditing function, if any, and management's responses.

     (c) Discuss with the independent auditor and management the responsibilities, budget and staffing of the internal audit function, if any, and any recommended changes in the planned scope of the internal audit.

     4. Compliance Oversight

     (a) Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A(b) of the Exchange Act.

     (b) Administer and oversee, to the extent directed by the Board, any codes of ethics or business conduct adopted by the Company.

     (c) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     (d) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     (e) Review and evaluate related party transactions required to be disclosed by Item 404 of SEC Regulation S-K for potential conflict of interest situations on an ongoing basis.

     (f) Prepare an audit committee report as required by the rules of the SEC to be included in the Company's annual proxy statement.

     (g) Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

MEETINGS

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall report regularly to the Board through presentations at Board meetings or by submission of the minutes of the Audit Committee meetings to the Board. In addition to funding for the specific purposes described above, the Company shall provide appropriate funding, as determined by the Audit Committee, for ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties.

                                                                       EXHIBIT B

                               IKONICS CORPORATION

                         COMPENSATION COMMITTEE CHARTER
                            (AS OF FEBRUARY 23, 2004)

PURPOSE

The Compensation Committee is appointed by the Board of Directors to discharge the Board's responsibilities relating to compensation of the Company's executives.

COMMITTEE MEMBERSHIP

The Committee will be composed of at least three directors, all of whom satisfy the definition of "independent" under the applicable listing standards of the Nasdaq Stock Market, Inc. All Committee members shall also be "non-employee directors" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" as defined by Section 162(m) of the Internal Revenue Code. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of director, Chief Executive Officer (CEO) or senior executive compensation. The Committee shall have sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm's fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee's own performance.

The Committee, to the extent it deems necessary or appropriate, will:

- Review and approve the Company's goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and determine and approve the CEO's compensation level based on this evaluation.

- Consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company's CEO in past years when determining the long-term component of the CEO's compensation.

- Approve non-CEO executive officer compensation (the Company's CEO may be present at the meeting deliberations on this subject, but may not vote).

- Approve, or make recommendations to the Board, with respect to non-CEO compensation, incentive-compensation plans and equity-based plans.

- Produce a compensation committee report as required by the rules of the SEC to be included in the Company's proxy statement.

                               IKONICS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, APRIL 26, 2007
                             1:00 P.M., LOCAL TIME

                              THE KITCHI GAMMI CLUB
                             831 E. SUPERIOR STREET
                                DULUTH, MINNESOTA

IKONICS CORPORATION
4832 GRAND AVENUE, DULUTH, MN 55807                                        PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 26, 2007.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint William C. Ulland and Jon Gerlach, and each of them, with full power of substitution, to vote your shares on the matter shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                      See reverse for voting instructions.

HOW TO VOTE YOUR PROXY

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to IKONICS Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

                             - Please detach here -

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors:   01 Charles H. Andresen  04 William C. Ulland      [ ] Vote FOR             [ ] Vote WITHHELD
                            02 David O. Harris      05 Rondi C. Erickson          all nominees             from all nominees
                            03 Gerald W. Simonson   06 H. Leigh Severance         (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,       [                                                 ]
WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED TO THE RIGHT.)

2. Ratification of the selection of McGladrey & Pullen, LLP as IKONICS           [ ] For [ ] Against   [ ]  Abstain
   Corporation's independent registered public accounting firm for the year ending December 31, 2007.

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ]  Indicate changes below:                            Date _____________________________________, 2007

                                                                                [                                                 ]

                                                                                Signature(s) in Box
                                                                                (If there are co-owners, each must sign.)
                                                                                Please sign exactly as your name(s) appear on Proxy.
                                                                                If held in joint tenancy, all persons must sign.
                                                                                Trustees, administrators, etc., should include title
                                                                                and authority. Corporations should provide full name
                                                                                of corporation and title of authorized officer
                                                                                signing the proxy.